UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2013

UNITED STATES ANTIMONY CORPORATION
(Exact name of registrant as specified in its charter)

Montana	33-00215	81-0305822
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

P.O. Box 643 Thompson Falls, Montana		59873
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (406) 827-3523

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

U. S. ANTIMONY ANNOUNCES AGREEMENT ON WADLEY

June 21, 2013.  Thompson Falls, Montana. United States Antimony Corporation (“USAC”, NYSE MKT “UAMY”) reported it has a lease on the San Jose Antimony Mines  (“Wadley”) in San Luis Potosi, Mexico. USAC will lease the mine for a period of one year with renewal rights. During the first six months that started on June 20, 2013, the rental is $25,000 per month and thereafter it is $30,000 per month. The lease includes the mining concessions, mining equipment, the mill, and the infrastructure including a man-camp, assay lab, hospital, administrative office, railroad siding, shop, and warehouses.  USAC has received a letter from the mine owner authorizing the company to commence operations at the Mines.  The parties intend to memorialize the lease in a definitive agreement by the end of next week.

According to the U. S. Geological Survey (Bulletin 946-E, San Jose Antimony Mines Near Wadley, State of San Luis Potosi, Mexico, 1946, Donald E. White and Jenaro Gonzales R.) by 1943, the “San Jose mines have produced more antimony than any other district in Mexico, and they have been surpassed in production by only one or two other deposits in the world.”  By 1943, the recorded production was 57,612 metric tons of contained antimony metal.  Since that time the mine has produced a significant additional amount of antimony that was not recorded.

The mineralized zone is approximately 2 kilometers long and a kilometer in width and has been developed by 500 kilometers (300 miles) of underground workings.  Historically, the antimony was recovered by hand-sorting “high-grade” for direct smelting. Since 2010, USAC purchased and smelted 481,028 pounds of antimony from the Wadley. In 1943, the U. S. Geological Survey noted “If the mining of low-grade ore becomes feasible in the future, large tonnages can be blocked out in the mantos and in the veins. In addition dumps resulting from more than 50 years of mining are readily available… The future of the San Jose mines depends to a large extent upon the development of a milling process by means of which antimony can be extracted from low-grade oxide ores…”

In the late 1990’s a 500 ton per day plant was installed at Wadley. The plant recovered only 20-25% of the values and made a low-grade concentrate. On a trial basis in 2012, USAC modified the plant and produced a 40-50% antimony concentrate with up to a 55% recovery on a reduced tonnage basis. USAC claims no reserves at the present time at Wadley.

Management’s immediate plan will be to permit the Wadley to mine and mill the lower-grade mineralization and direct ship the higher grade antimony to USAC’s Mexican smelter.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES ANTIMONY CORPORATION

Date: June 21, 2013	By:	/s/ John C. Lawrence
John C. Lawrence
President, Director and Principal Executive Officer

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